Exhibit 99.1

Contact:	Dave Farmer
508-293-7206
farmer_dave@emc.com

EMC POSTS RECORD FIRST-QUARTER REVENUE

Achieves Double-Digit Revenue Growth in Systems, Software and Services

and Across U.S., Europe, and Asia Pacific

HOPKINTON, Mass. – April 23, 2008 – EMC Corporation (NYSE: EMC), the world leader in information infrastructure solutions, today announced all-time record first-quarter revenue and its 19th consecutive quarter of double-digit year-over-year revenue growth. EMC’s total consolidated revenue for the first quarter of 2008 was $3.47 billion, an increase of 17% over the $2.98 billion reported for the first quarter of 2007.

First-quarter GAAP net income was $268.8 million, or $0.13 per diluted share, which included a $79.2 million non-cash charge for in-process research and development (IPR&D) resulting from acquisitions completed during the quarter. Excluding this charge, net income was $348.0 million or $0.16 per diluted share. Non-GAAP first-quarter net income, which excludes the IPR&D charge and other items¹, was $477.3 million or $0.23 per diluted share, 28% higher than the non-GAAP earnings per diluted share of $0.18 for the year-ago period.

During the quarter, EMC generated operating cash flow of $918.3 million, an increase of 14% compared with the same period a year ago, and free cash flow of $717.5 million, an increase of 22% year-over-year.

Joe Tucci, EMC Chairman, President and Chief Executive Officer, said, “EMC is off to a solid start to the year, and we remain on track to achieve the 2008 financial targets we set for the business at the beginning of the year. We entered the year with the strongest and most diversified product, solutions and services portfolio in our history. From the consumer to the small- and medium-sized business and up through the enterprise, we are delivering to the market high-quality, innovative IT solutions faster than ever before. These offerings remain squarely aligned with top CIO spending priorities and are optimized to help businesses manage their information and drive IT efficiency throughout their organizations.”

“Looking ahead, EMC’s growth opportunities are many as we continue to aggressively strengthen our core business, grow into new and adjacent markets and expand our presence around the globe,” Tucci added. “The power of our technology portfolio positions us well to extend our leadership and continue gaining share.”

Compared with the first quarter of 2007, EMC systems revenue increased 10% and represented 41% of total first-quarter revenue. Software license and maintenance revenue increased 18% and accounted for 41% of total revenue. Other services revenue grew 30% and represented 18% of total revenue.

From a geographic perspective, revenue from North America increased 14% compared with the same period a year ago and represented 57% of total first-quarter revenue. Revenue from operations outside of North America grew 21% year-over-year, driven by double-digit revenue growth in each of EMC’s Europe, Middle East and Africa (EMEA), Asia-Pacific and Japan (APJ) and Latin America regions.

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “EMC demonstrated strong revenue growth and operating performance. Our focus on investing in and delivering the right solutions to the right markets continues as the driving force behind our successful and diversified business model. This focus will serve EMC, our customers and shareholders well as we not only sustain but extend our market and technology leadership.”

In the first quarter, EMC continued to return value to shareholders by leveraging its strong cash position, spending approximately $557.2 million to repurchase approximately 36 million shares of EMC. This completed the company’s $2 billion share repurchase plan it embarked upon in January 2007. In addition, EMC recently increased its share repurchase authorization by 250 million shares.

First-Quarter Highlights

Revenue from EMC’s Information Storage business, which includes revenue from storage systems, storage software and related customer and professional services, reached $2.71 billion, an increase of 12% compared with the year-ago period. Growth in the Information Storage business was driven by strong demand for EMC’s storage products and professional services portfolio across all major geographies. EMC Symmetrix revenue increased 8%, EMC CLARiiON revenue increased 19% and EMC Celerra network-attached storage revenue increased more than 50%, each compared with the year-ago quarter. During the quarter, EMC continued to expand its storage portfolio with new products and capabilities that provide customers with ease-of-use, proven reliability and information storage innovation. For example, EMC became the first enterprise storage vendor to integrate flash-based solid state drives (SSDs) into its core product portfolio, enabling Symmetrix DMX-4 customers to achieve unprecedented performance and energy efficiency.

EMC’s Content Management and Archiving business increased first-quarter revenue 8% year-over-year to $185.2 million. Organizations around the world continued to choose EMC’s enterprise content management and archiving solutions to effectively manage their growing volumes of unstructured data, while improving business efficiencies, increasing productivity, and meeting compliance and risk mitigation requirements. Also during the first quarter, EMC’s Content Management and Archiving business captured several honors, including an ACE award from ECM Connection at the AIIM International Conference.

For the first quarter of 2008, revenue from RSA, The Security Division of EMC, grew 13% year-over-year, reaching $134.9 million. This growth was driven primarily by global demand for the division’s risk-based authentication solutions, anti-fraud services, and security information and event management solutions. Companies across industries and around the world continued to choose the powerful portfolio of RSA security products and services to address their critical requirements around data security, security information management and data loss prevention, and to drive business acceleration and innovation across their organizations.

VMware (NYSE: VMW), which is majority-owned by EMC, had first-quarter revenues of $438.2 million, an increase of approximately 71% compared to the year-ago quarter. VMware is the global leader in virtualization solutions from the desktop to the datacenter. Customers of all sizes rely on VMware to reduce capital and operating expenses, ensure business continuity, strengthen security and be more energy efficient. With 2007 revenues of $1.32 billion, more than 100,000 customers, and nearly 14,000 partners, VMware is one of the fastest growing public software companies. Visit http://ir.vmware.com for more information about the virtualization software leader’s first-quarter financial results.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

# # #

¹Other items excluded are stock-based compensation, intangible amortization and a tax benefit recognized in the first quarter of 2007. See attached schedules for reconciliation of GAAP to non-GAAP.

EMC, Documentum, CLARiiON, Celerra and Symmetrix are registered trademarks of EMC Corporation. Symmetrix DMX is a trademark of EMC Corporation. VMware is a registered trademark of VMware, Inc. RSA is a registered trademark of RSA Security Inc. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; and (xiv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to tax benefits, in-process research and development charges, stock-based compensation expense and intangible amortization) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	March 31, 2008	March 31, 2007
Revenues:
Product sales	$2,340,430	$2,112,426
Services	1,129,629	862,579

	3,470,059	2,975,005
Cost and expenses:
Cost of product sales	1,074,583	1,038,478
Cost of services	486,081	366,587
Research and development	433,514	355,392
Selling, general and administrative	1,082,215	875,690
In-process research and development	79,204	—
Restructuring credits	(357)	(2,670)

Operating income	314,819	341,528

Investment income	77,140	52,139
Interest expense	(18,042)	(18,293)
Other (expense) income, net	(4,763)	4,840

Income before taxes and minority interest	369,154	380,214
Income tax provision	94,155	67,607

Income before minority interest	274,999	312,607
Minority interest, net of taxes	(6,161)	—

Net income	$268,838	$312,607

Net income per weighted average share, basic:	$0.13	$0.15

Net income per weighted average share, diluted:	$0.13	$0.15

Weighted average shares, basic	2,075,152	2,080,039
Weighted average shares, diluted	2,110,805	2,121,826

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2008

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes and Minority Interest	Income Tax Provision	Income Before Minority Interest	Minority Interest	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,470,059	$1,560,664	$433,514	$1,082,215	$78,847	$314,819	$54,335	$369,154	$94,155	$274,999	$(6,161)	$268,838	$0.130	$0.127
IPR&D	—	—	—	—	(79,204)	79,204	—	79,204	—	79,204	—	79,204	$0.038	$0.038

EMC Consolidated Adjusted (1)	3,470,059	1,560,664	433,514	1,082,215	(357)	394,023	54,335	448,358	94,155	354,203	(6,161)	348,042	$0.168	$0.164
Stock-based compensation expense	—	(18,312)	(38,825)	(61,950)	—	119,087	—	119,087	27,831	91,256	(5,095)	86,161	$0.042	$0.041
Intangible amortization	—	(38,198)	(3,011)	(24,791)	—	66,000	—	66,000	22,533	43,467	(349)	43,118	$0.021	$0.020

EMC Consolidated Non-GAAP (2)	$3,470,059	$1,504,154	$391,678	$995,474	$(357)	$579,110	$54,335	$633,445	$144,519	$488,926	$(11,605)	$477,321	$0.230	$0.225

EMC Information Infrastructure GAAP	$3,031,889	$1,483,604	$315,428	$890,640	$78,847	$263,370	$51,696	$315,066	$85,436	$229,630	$—	$229,630	$0.111	$0.109
IPR&D	—	—	—	—	(79,204)	79,204	—	79,204	—	79,204	—	79,204	$0.038	$0.038

EMC Information Infrastructure Adjusted (3)	3,031,889	1,483,604	315,428	890,640	(357)	342,574	51,696	394,270	85,436	308,834	—	308,834	$0.149	$0.146
Stock-based compensation expense	—	(12,136)	(17,912)	(44,412)	—	74,460	—	74,460	18,834	55,626	—	55,626	$0.027	$0.026
Intangible amortization	—	(35,888)	(3,011)	(23,250)	—	62,149	—	62,149	21,122	41,027	—	41,027	$0.020	$0.019

EMC Information Infrastructure Non-GAAP (4)	$3,031,889	$1,435,580	$294,505	$822,978	$(357)	$479,183	$51,696	$530,879	$125,393	$405,486	$—	$405,486	$0.195	$0.192

VMware standalone GAAP	$438,175	$77,170	$119,255	$193,359	$—	$48,391	$2,639	$51,030	$7,975	$43,055	$—	$43,055	$0.021	$0.020
GAAP adjustments and eliminations	(5)	(110)	(1,169)	(1,784)	—	3,058	—	3,058	744	2,314	(6,161)	(3,847)	$(0.002)	$(0.003)

VMware within EMC	438,170	77,060	118,086	191,575	—	51,449	2,639	54,088	8,719	45,369	(6,161)	39,208	$0.019	$0.018
Stock-based compensation expense	—	(6,176)	(20,913)	(17,538)	—	44,627	—	44,627	8,997	35,630	(5,095)	30,535	$0.015	$0.014
Intangible amortization	—	(2,310)	—	(1,541)	—	3,851	—	3,851	1,411	2,440	(349)	2,091	$0.001	$0.001

VMware within EMC Non-GAAP (5)	$438,170	$68,574	$97,173	$172,496	$—	$99,927	$2,639	$102,566	$19,126	$83,440	$(11,605)	$71,834	$0.035	$0.033

										Wtd. Average Share O/S			2,075,152	2,110,805

(1)	Represents EMC Consolidated GAAP excluding IPR&D.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding IPR&D.
(4)	Represents EMC Information Infrastructure Adjusted less stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC excluding stock-based compensation expense and intangible amortization.

Note:	schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2007

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$2,975,005	$1,405,065	$355,392	$875,690	$(2,670)	$341,528	$38,686	$380,214	$67,607	$312,607	$0.150	$0.147
Tax benefits	—	—	—	—	—	—	—	—	19,912	(19,912)	$(0.010)	$(0.009)

EMC Consolidated Adjusted (1)	2,975,005	1,405,065	355,392	875,690	(2,670)	341,528	38,686	380,214	87,519	292,695	$0.141	$0.138
Stock-based compensation expense	—	(13,558)	(23,442)	(46,347)	—	83,347	—	83,347	22,725	60,622	$0.029	$0.029
Intangible amortization	—	(29,007)	(2,113)	(17,123)	—	48,243	—	48,243	17,040	31,203	$0.015	$0.015

EMC Consolidated Non-GAAP (2)	$2,975,005	$1,362,500	$329,837	$812,220	$(2,670)	$473,118	$38,686	$511,804	$127,284	$384,520	$0.185	$0.181

EMC Information Infrastructure GAAP	$2,718,987	$1,362,538	$289,490	$761,257	$(2,670)	$308,372	$35,360	$343,732	$62,240	$281,492	$0.135	$0.133
Tax benefits	—	—	—	—	—	—	—	—	19,912	(19,912)	$(0.010)	$(0.009)

EMC Information Infrastructure Adjusted (3)	2,718,987	1,362,538	289,490	761,257	(2,670)	308,372	35,360	343,732	82,152	261,580	$0.126	$0.123
Stock-based compensation expense	—	(13,028)	(17,050)	(41,625)	—	71,703	—	71,703	19,801	51,902	$0.025	$0.024
Intangible amortization	—	(23,792)	(2,113)	(16,053)	—	41,958	—	41,958	14,715	27,243	$0.013	$0.013

EMC Information Infrastructure Non-GAAP (4)	$2,718,987	$1,325,718	$270,327	$703,579	$(2,670)	$422,033	$35,360	$457,393	$116,667	$340,726	$0.164	$0.161

VMware standalone GAAP	$258,695	$44,024	$54,958	$113,331	$—	$46,382	$3,036	$49,418	$8,338	$41,080	$0.020	$0.019
GAAP adjustments and eliminations	(2,677)	(1,497)	10,944	1,102	—	(13,226)	290	(12,936)	(2,971)	(9,965)	$(0.005)	$(0.005)

VMware within EMC	256,018	42,527	65,902	114,433	—	33,156	3,326	36,482	5,367	31,115	$0.015	$0.015
Stock-based compensation expense	—	(530)	(6,392)	(4,722)	—	11,644	—	11,644	2,924	8,720	$0.004	$0.004
Intangible amortization	—	(5,215)	—	(1,070)	—	6,285	—	6,285	2,325	3,960	$0.002	$0.002

VMware within EMC Non-GAAP (5)	$256,018	$36,782	$59,510	$108,641	$—	$51,085	$3,326	$54,411	$10,617	$43,794	$0.021	$0.021

							Wtd. Average Share O/S				2,080,039	2,121,826

(1)	Represents EMC Consolidated GAAP excluding special tax benefits.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding special tax benefits.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC excluding stock-based compensation expense and intangible amortization.

Note:	schedule may not add due to rounding

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$4,978,446	$4,482,211
Short-term investments	635,056	1,644,703
Accounts and notes receivable, less allowance for doubtful accounts of $33,732 and $34,389	1,897,712	2,307,512
Inventories	953,085	877,243
Deferred income taxes	515,122	475,544
Other current assets	330,673	265,889

Total current assets	9,310,094	10,053,102
Long-term investments	2,246,942	1,845,572
Property, plant and equipment, net	2,141,922	2,159,396
Intangible assets, net	939,204	940,077
Other assets, net	803,190	755,001
Goodwill, net	6,774,690	6,531,506

Total assets	$22,216,042	$22,284,654

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$881,481	$840,886
Accrued expenses	1,540,050	1,696,309
Income taxes payable	82,110	146,104
Deferred revenue	1,818,956	1,724,909

Total current liabilities	4,322,597	4,408,208
Income taxes payable	259,117	246,951
Deferred revenue	1,153,674	1,053,394
Deferred income taxes	286,843	288,175
Long-term convertible debt	3,450,000	3,450,000
Other liabilities	159,446	127,621

Total Liabilities	9,631,677	9,574,349

Minority interest	209,959	188,988

Commitments and contingencies
Stockholders' equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,067,237 and 2,102,187 shares	20,672	21,022
Additional paid-in capital	2,617,571	3,038,455
Retained earnings	9,739,127	9,470,289
Accumulated other comprehensive loss	(2,964)	(8,449)

Total stockholders' equity	12,374,406	12,521,317

Total liabilities and stockholders' equity	$22,216,042	$22,284,654

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Three Months Ended
	March 31, 2008	March 31, 2007
Cash flows from operating activities:
Cash received from customers	$4,066,805	$3,298,580
Cash paid to suppliers and employees	(3,027,739)	(2,471,509)
Dividends and interest received	77,958	57,824
Interest paid	(2,865)	(3,201)
Income taxes paid	(195,867)	(73,011)

Net cash provided by operating activities	918,292	808,683

Cash flows from investing activities:
Additions to property, plant and equipment	(146,512)	(170,526)
Capitalized software development costs	(54,321)	(51,920)
Purchases of short and long-term available for sale securities	(608,819)	(1,891,806)
Sales and maturities of short and long-term available for sale securities	1,196,985	2,192,202
Acquisitions, net of cash acquired	(337,809)	(3,261)
Other	(3,030)	(860)

Net cash provided by investing activities	46,494	73,829

Cash flows from financing activities:
Issuance of common stock from the exercise of stock options	27,397	103,312
Issuance of VMware's common stock from the exercise of stock options	23,669	—
Repurchase of EMC common stock	(557,244)	(488,662)
Excess tax benefits from stock based compensation	28,511	12,812
Payment of short and long-term obligations	(3,782)	(620)
Proceeds from short and long-term obligations	1,114	2,229

Net cash used in financing activities	(480,335)	(370,929)

Effect of exchange rate changes on cash	11,784	7,685

Net increase in cash and cash equivalents	496,235	519,268
Cash and cash equivalents at beginning of period	4,482,211	1,828,106

Cash and cash equivalents at end of period	$4,978,446	$2,347,374

Reconciliation of net income to net cash provided by operating activities:
Net income	$268,838	$312,607
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest in subsidiary	6,161	—
Depreciation and amortization	254,619	212,848
Non-cash restructuring and other special charges	80,970	—
Stock-based compensation expense	119,087	83,347
Increase/(decrease) in provision for doubtful accounts	3,975	(787)
Deferred income taxes, net	(26,656)	(457)
Excess tax benefits from stock based compensation	(28,511)	(12,812)
Other	(4,887)	1,980
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	416,788	142,873
Inventories	(28,174)	18,302
Other assets	(78,881)	(11,068)
Accounts payable	27,501	45,685
Accrued expenses	(253,761)	(150,962)
Income taxes payable	(46,545)	(4,952)
Deferred revenue	175,983	181,489
Other liabilities	31,785	(9,410)

Net cash provided by operating activities	$918,292	$808,683

EMC CORPORATION

Reconciliation of Cash Flow from Operations to Free Cash Flow

(in thousands)

Unaudited

	Q1 2008	Q1 2007

EMC Consolidated:

Cash flows from Operations	$918,292	$808,683

Capital Expenditures	(146,512)	(170,526)

Capitalized Software	(54,321)	(51,920)

Free Cash Flow	$717,459	$586,237

VMware within EMC:

Cash flows from Operations	$106,058	$136,418

Capital Expenditures	(41,019)	(47,817)

Capitalized Software	(4,164)	(6,959)

Free Cash Flow	$60,875	$81,642

EMC Information Infrastructure:

Cash flows from Operations	$812,234	$672,265

Capital Expenditures	(105,493)	(122,709)

Capitalized Software	(50,157)	(44,961)

Free Cash Flow	$656,584	$504,595

Cash flows from operations, capital expenditures and free cash flow for VMware within EMC and EMC Information Infrastructure have been adjusted to exclude the impact of purchases of equipment by VMware from EMC which have been recorded as capital expenditures by VMware on a stand-alone basis but are eliminated in consolidation. Additionally, cash flow from operations, capital expenditures and free cash flow for VMware within EMC and EMC Information Infrastructure have been adjusted for VMware's capital expenditures for its headquarters facilities which were reimbursed by EMC during Q1 2007. Also, cash flows from operations and free cash flow for VMware within EMC have been adjusted for shares repurchased for tax withholdings on the vesting of restricted stock which have been recorded by VMware on a stand-alone basis as a financing activity but as an operating activity in consolidation. Had these items not been adjusted, cash flows from operations, capital expenditures and free cash flow for VMware within EMC would have been $133,180, $49,022 and $79,994, for Q1 2008 and $104,902, $16,584 and $81,646 for Q1 2007.

EMC Corporation

Supplemental Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	YTD 2007	Q1 2008
Consolidated Revenues
Systems	$1,305,766	$1,354,438	$1,411,367	$1,688,565	$5,760,136	$1,440,123

Software:
Software License	806,660	867,917	921,517	1,055,746	3,651,840	900,307
Software Maintenance	382,080	400,233	426,198	472,264	1,680,775	506,218

Total Software License & Maintenance	1,188,740	1,268,150	1,347,715	1,528,010	5,332,615	1,406,525

Other Services	480,499	502,084	540,672	614,199	2,137,454	623,411

Total Consolidated Revenues	$2,975,005	$3,124,672	$3,299,754	$3,830,774	$13,230,205	$3,470,059

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	2.1%	2.1%	1.8%	3.2%	2.3%	2.3%

EMC Corporation

Supplemental Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	YTD 2007	Q1 2008
Storage Systems Revenue	$1,302,740	$1,347,357	$1,405,139	$1,682,395	$5,737,631	$1,433,190
Storage Software:
Storage Software License	486,558	512,521	515,056	561,622	2,075,757	470,449
Storage Software Maintenance	234,796	242,940	252,642	271,848	1,002,226	291,556

Total Storage Software License & Maintenance	721,354	755,461	767,698	833,470	3,077,983	762,005
Storage Other Services	402,834	425,200	450,450	516,782	1,795,266	516,634

Total Storage Revenue	$2,426,928	$2,528,018	$2,623,287	$3,032,647	$10,610,880	$2,711,829

Content Management and Archiving Systems Revenue	$68	$1,708	$1,485	$2,157	$5,418	$2,521
Content Management and Archiving Software:
Content Management and Archiving Software License	68,472	69,046	79,247	115,305	332,070	58,607
Content Management and Archiving Software Maintenance	60,339	60,416	61,595	70,590	252,940	73,758

Total Content Management and Archiving Software License & Maintenance	128,811	129,462	140,842	185,895	585,010	132,365
Content Management and Archiving Other Services	43,319	42,432	46,985	50,074	182,810	50,317

Total Content Management and Archiving Revenue	$172,198	$173,602	$189,312	$238,126	$773,238	$185,203

Security Systems Revenue	$2,958	$5,373	$4,743	$4,013	$17,087	$4,412
Security Software:
Security Software License	81,934	81,300	82,979	94,604	340,817	77,271
Security Software Maintenance	21,627	23,392	25,126	27,752	97,897	28,785

Total Security Software License & Maintenance	103,561	104,692	108,105	122,356	438,714	106,056
Security Other Services	13,342	14,890	20,016	21,226	69,474	24,389

Total Security Revenue	$119,861	$124,955	$132,864	$147,595	$525,275	$134,857

EMC Information Infrastructure Systems Revenue	$1,305,766	$1,354,438	$1,411,367	$1,688,565	$5,760,136	$1,440,123
EMC Information Infrastructure Software:
EMC Information Infrastructure Software License	636,964	662,867	677,282	771,531	2,748,644	606,327
EMC Information Infrastructure Software Maintenance	316,762	326,748	339,363	370,190	1,353,063	394,099

Total EMC Information Infrastructure Software License & Maintenance	953,726	989,615	1,016,645	1,141,721	4,101,707	1,000,426
EMC Information Infrastructure Other Services	459,495	482,522	517,451	588,082	2,047,550	591,340

Total EMC Information Infrastructure Revenue	$2,718,987	$2,826,575	$2,945,463	$3,418,368	$11,909,393	$3,031,889

VMware Software:
VMware Software License	$169,696	$205,050	$244,235	$284,215	$903,196	$293,980
VMware Software Maintenance	65,318	73,485	86,835	102,074	327,712	112,119

Total VMware Software License & Maintenance	235,014	278,535	331,070	386,289	1,230,908	406,099
VMware Other Services	21,004	19,562	23,221	26,117	89,904	32,071

Total VMware Revenue	$256,018	$298,097	$354,291	$412,406	$1,320,812	$438,170